Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank of Granite Corporation on Form S-8 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Hickory, North Carolina
August 15, 2003